REALOGY CORPORATION LETTER OF TRANSMITTAL

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
As of August 28, 2006, Realogy Corporation is offering to purchase up to 32,000,000 shares of its common stock, together with the associated preferred stock purchase rights (the “Shares”), in a tender offer (the “Offer”) as described in the Offer to Purchase. The Offer is being made to all holders of the Shares at a price not greater than $23.00 nor less than $20.00 with the exact price to be determined as set forth in the Offer to Purchase. This Letter of Transmittal is to be completed only if a tender of book entry Shares is being made to the account maintained by Mellon Investor Services LLC pursuant to section 3 of the Offer to Purchase.
Please complete the back if you would like to request special mailing.

Œ	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

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Signature of Shareholder	Date	Daytime Telephone #

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Signature of Shareholder	Date	Daytime Telephone #

	SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.
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Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
Signature:                               Date:

  Ž      Number of Shares you own:

         Number of Shares you are tendering:

 Shares Tendered At A Price Determined By You:

By checking one of the following boxes below instead of the box under “Shares Tendered At A Price Determined Pursuant To The Offer,” you are tendering Shares at the price checked. This action could result in none of your Shares being purchased if the purchase price selected by Realogy for the Shares is less than the price checked below. If you want to tender portions of your Shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender Shares.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
THERE IS NO PROPER TENDER OF SHARES

❒	Price $20.00	❒	Price $20.50	❒	Price $21.00	❒	Price $21.50	❒	Price $22.00	❒	Price $22.50	❒	Price $23.00
❒	Price $20.10	❒	Price $20.60	❒	Price $21.10	❒	Price $21.60	❒	Price $22.10	❒	Price $22.60
❒	Price $20.20	❒	Price $20.70	❒	Price $21.20	❒	Price $21.70	❒	Price $22.20	❒	Price $22.70
❒	Price $20.30	❒	Price $20.80	❒	Price $21.30	❒	Price $21.80	❒	Price $22.30	❒	Price $22.80
❒	Price $20.40	❒	Price $20.90	❒	Price $21.40	❒	Price $21.90	❒	Price $22.40	❒	Price $22.90

OR

   ‘ Shares Tendered At A Price Determined Pursuant To The Offer:

❒	By checking this one box instead of one of the price boxes above, you are tendering Shares and are willing to accept the Purchase Price as defined in the Offer to Purchase selected by Realogy in accordance with the terms of the Offer. This action will maximize the chance of having Realogy purchase your Shares (subject to the possibility of proration). Note this action could result in your receiving a price per Share as low as $20.00.

’                                                                                                               ODD LOTS
As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):
❑	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

❑	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.
In addition, the undersigned is tendering either (check one box):
❑	at the Purchase Price, as the same will be determined by Realogy in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

❑	at the price per Share indicated above in the section captioned “Price (In Dollars) per Share at Which Shares Are Being Tendered.”
CONDITIONAL TENDER
A tendering stockholder may condition his or her tender of Shares upon Realogy purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Realogy pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholder are urged to consult with their tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
❑      The minimum number of Shares that must be purchased from me, if any are purchased from me, is:                                          Shares.
If, because of proration, the minimum number of Shares designated will not be purchased, Realogy may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:
❑     The tendered Shares represent all Shares held by the undersigned.
HOW TO CONTACT MELLON INVESTOR SERVICES
By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico:
1-888-224-2745 (Toll Free)
From outside the U.S.:
1-201-680-6590 (collect)
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:
Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box 3448	480 Washington Boulevard	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop–Reorg	New York, NY 10271
Jersey City, NJ 07310

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Special Transfer Instructions		Special Mailing Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM
1.	Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

2.	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. taxpayer, please complete and return an IRS form W-8BEN or other applicable form, and note that Mellon Investor Services has advised Realogy that it will withhold 30% of your proceeds unless it determines that a reduced rate or an exemption from withholding is applicable.

3.	The Shares you hold in book entry form are shown in Box 3.

4.	Please indicate the total number of Shares you are tendering in Box 4.

5.	Indication of price at which Shares are being tendered. If you want to tender your Shares you must properly complete the pricing section of this Letter of Transmittal, which is called “Shares Tendered At A Price Determined By You”. You must check one box in the pricing section. If more than one box is checked or no box is checked, your Shares will not be properly tendered. If you want to tender portions of your Shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender Shares. However, the same Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

6.	By checking the box in Box 6 instead of one of the price boxes in Box 5, you are tendering Shares and are willing to accept the Purchase Price selected by Realogy in accordance with the terms of the Offer. This action will maximize the chance of having Realogy purchase your Shares (subject to the possibility of proration). Note this action could result in you receiving a price per Share as low as $20.00.

7.	Please see the Offer to Purchase for additional information regarding Box 7.

8.	If you want your check for cash to be issued in another name, fill in this section with the information for the new account name. Signature(s) in Box 8 must be medallion guaranteed.

9.	Complete Box 9 only if the proceeds of this transaction are to be mailed to a person other than the registered holder or to a different address.

10.	Stockholders who cannot deliver their required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

11.	Realogy will determine in its sole discretion the number of Shares to accept, and the validity, eligibility and acceptance for payment of any tender. Any such determination will be final and binding on the parties. There is no obligation to give notice of any defects or irregularities to shareholders.

12.	If the space provided in Boxes 3 and 4 above is inadequate, the number of Shares should be listed on a separated signed schedule attached hereto.